UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

February 17, 2011

Kronos International, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-100047	22-2949593
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5430 LBJ Freeway, Suite 1700, Dallas, Texas	75240-2697
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code

(972) 233-1700

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⁯	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⁯	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⁯	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⁯	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On February 17, 2011, Kronos International, Inc. notified the holders of its 6½% Senior Secured Notes due 2013 (the "Notes") of a voluntary redemption of €80 million principal amount of the Notes at a redemption price of 102.167% of the principal amount thereof plus accrued and unpaid interest to the redemption date.  Subject to satisfying the notice and other requirements that apply to a redemption of the Notes, the redemption is expected to occur on March 24, 2011.  After the redemption, there will remain outstanding €320 million principal amount of the Notes.

This current report includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Any statement in this report that is not a statement of historical fact may be deemed to be a forward-looking statement.  Although the registrant believes the expectations reflected in such forward-looking statements are reasonable, it cannot give assurances that these expectations will prove to be correct.  Such statements by their nature involve substantial risks and uncertainties that could significantly impact expected results.  It is not possible to identify all of the risks and uncertainties the registrant faces that could cause actual results to differ materially from those described in this report.  These risks and uncertainties include without limitation the significant risk factors set forth in the registrant’s Annual Report on Form 10-K for the year ended December 31, 2009 that the registrant filed with the SEC effective March 10, 2010 as well as the registrant’s subsequent periodic filings with the SEC.  Should one or more of these risks materialize (or the consequences of such a development worsen), or should the underlying assumptions prove incorrect, actual results could differ materially from those expected.  The registrant disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of changes in information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 24, 2011                                                                Kronos International, Inc.
(Registrant)

By:           /s/ Gregory M. Swalwell
Gregory M. Swalwell
Vice President, Finance and Chief
Financial Officer